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
                                   EXHIBIT 11

              Statement Regarding Computation of Per Share Earnings

              Three and Six Months Ended December 31, 2001 and 2000

                (Dollars in thousands, except per share amounts)

                                                                          Three months ended             Six months ended
                                                                              December 31,                  December 31,
                                                                       -------------------------    --------------------------
                                                                          2001           2000          2001             2000
                                                                       ----------     ----------    ----------      ----------

Net income......................................................           $3,571         $3,033        $7,124          $6,209
                                                                       ==========     ==========    ==========      ==========
Number of shares outstanding:
Weighted average shares issued..................................       11,900,000     11,900,000    11,900,000      11,900,000
Less: Weighted average shares held in treasury..................        4,310,940      3,851,353     4,285,809       3,752,898
Less: Average shares held by the ESOP...........................          952,000        952,000       952,000         952,000
Plus: ESOP shares released or committed to be
          released during the fiscal year.......................          647,502        539,811       633,557         526,834
                                                                       ----------     ----------    ----------      ----------
Average basic shares............................................        7,284,562      7,636,458     7,295,748       7,721,936
Plus: Average common stock equivalents..........................          494,799        450,396       532,854         441,776
                                                                       ----------     ----------    ----------      ----------
Average diluted shares..........................................        7,779,361      8,086,854     7,828,602       8,163,712
                                                                       ==========     ==========    ==========      ==========

Earnings per common share:
        Basic....................................................           $0.49          $0.40         $0.98           $0.80
                                                                       ==========     ==========    ==========      ==========
        Diluted..................................................           $0.46          $0.38         $0.91           $0.76
                                                                       ==========     ==========    ==========      ==========

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